SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): December 23, 2014

    SECURITY NATIONAL FINANCIAL CORPORATION
(Exact name of registrant as specified in this Charter)

Utah	000-09341	87-0345941
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5300 South 360 West, Salt Lake City, Utah	84123
(Address of principal executive offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code:  (801) 264-1060

                       Does Not Apply
(Former name or former address, if changed since last report)

ITEM 8.01 Other Events

Federal Judge Denies Lehman’s Motion for Reconsideration of Court Order Granting Summary Judgment Motion in Favor of SecurityNational Mortgage Company; Prejudgment Interest Awarded

On May 11, 2011, SecurityNational Mortgage Company (“SecurityNational Mortgage”), a wholly owned subsidiary of Security National Financial Corporation, filed a complaint against Aurora Bank FSB, formerly known as Lehman Bank (hereinafter, “Lehman Bank”) and Aurora Loan Services LLC (“Aurora Loan Services”) in the United States District Court for the District of Utah because it had been unable to resolve certain issues under an indemnification agreement (the “Indemnification Agreement”) with Lehman Bank and Aurora Loan Services.

The complaint alleges, among other claims, material breach of the Indemnification Agreement, including a claim that neither Lehman Bank nor Aurora Loan Services owned the mortgage loans that SecurityNational Mortgage sold so as to justify the amount of payments demanded from, and made by, SecurityNational Mortgage. As a result, SecurityNational Mortgage claims it is entitled to judgment of approximately $4,000,000 against Lehman Bank, as well as Aurora Loan Services to the extent of its involvement and complicity with Lehman Bank. The complaint also alleges a second claim for material breach of a section of the Indemnification Agreement that contains an alleged “sunset” provision and that the amount of the requested payments made was not justified under the “sunset” provision.

On June 8, 2011, Lehman Brothers Holdings Inc. (“Lehman Holdings”) which had filed for bankruptcy in September 2008, filed a complaint against SecurityNational Mortgage in the United States District Court for the District of Utah. A subsidiary of Lehman Holdings owns Lehman Bank. The complaint alleges that SecurityNational Mortgage sold loans to Lehman Bank, which were then sold to Lehman Holdings. The complaint additionally alleges that Lehman Bank and Aurora Loan Services assigned their rights and remedies under the loan purchase agreement, as well as the Indemnification Agreement, to Lehman Holdings, which latter assignment purportedly took place on March 28, 2011. Lehman Holdings declared in a letter dated June 2, 2011 that the Indemnification Agreement was null and void except as to losses previously released and discharged, which is disputed by SecurityNational Mortgage.

Lehman Holdings’ alleged claims are for damages for breach of contract and breach of warranty pursuant to a loan purchase agreement and Seller’s Guide. Based on claiming that the Indemnification Agreement is null and void pursuant to its lawsuit, Lehman Holdings has initially claimed damages in excess of $5,000,000. Prior to declaring the Indemnification Agreement null and void, Lehman Holdings claimed in a then recent billing statement under the terms of the Indemnification Agreement, that SecurityNational Mortgage owed approximately $3,745,000 for mortgage loan losses under the Indemnification Agreement. SecurityNational Mortgage strongly disagrees with the position of Lehman Holdings and, as set forth in its May 11, 2011 complaint, seeks affirmative relief of approximately $4,000,000 from Lehman Bank and Aurora Loan Services, which are affiliates of Lehman Holdings.

On September 4, 2012, SecurityNational Mortgage filed a motion for summary judgment in its action against Lehman Bank and Aurora Loan Services on certain material issues, as well as against Lehman Holdings regarding its claims against SecurityNational Mortgage. Lehman Bank and Aurora Loan Services filed a cross motion for summary judgment as to the issues in SecurityNational Mortgage’s motion and, in the Lehman Holdings case, Lehman Holdings has requested that the Court allow a cross motion on the issues which are the subject of SecurityNational Mortgage’s September 4, 2012 motion. The cases are before two different federal judges.

On February 27, 2013, SecurityNational Mortgage’s motion for summary judgment against Lehman Bank and Aurora Loan Services and the related cross motion were heard by Judge David Nuffer of the United States District Court for the District of Utah. After an extensive hearing, Judge Nuffer requested that the parties prepare findings of fact in accordance with the Court’s earlier promulgated findings as modified at the haring, and that each party submit proposed conclusions of law related to the motions. The motion and cross motion were taken under advisement. SecurityNational Mortgage’s motion in the Lehman Holdings case was heard on April 22, 2014 before Judge Ted Stewart of the United States District Court for the District of Utah, and is under advisement.

On May 6, 2014, Judge Nuffer issued his summary of facts, conclusions of law and order granting SecurityNational Mortgage’s motion for summary judgment and denying the cross motion of Lehman Bank and Aurora Loan Services. On May 27, 2014, Lehman Bank and Aurora Loan Services filed a motion to reconsider Judge Nuffer’s summary judgment ruling. On June 2, 2014, a hearing was held before Judge Nuffer to determine the amount owing to SecurityNational Mortgage pursuant to the summary judgment ruling. On December 23, 2014, Judge Nuffer issued an order denying Lehman Bank’s and Aurora Loan Services’s motion for reconsideration of his summary judgment ruling in favor of SecurityNational Mortgage.

On December 24, 2014, Judge Nuffer issued an amended order granting SecurityNational Mortgage’s motion for summary judgment. The amended order provided that the amount of monies previously paid by SecurityNational Mortgage that were applied by Lehman Bank to losses on loans actually owed by Lehman Holdings, as established at the June 2, 2014 hearing, was $3,892,974. The amended order also provided for prejudgment interest at 9% per annum to SecurityNational Mortgage. The total amount of prejudgement interest awarded is $1,674,240 through May 31, 2014, with a per diem of $960 for each day after May 31, 2014 until judgment. The court also commented that further replenishment of the indemnification fund under the Indemnification Agreement appears to be barred by language in the assignment effecting a waiver, but that this issue had not been briefed before the June 2, 2014 hearing. In addition, the court stated that the offset that Lehman Bank and Aurora Loan Services pled as an affirmative defense had not yet been adjudicated by the court. Finally, the court ordered the parties to meet and confer by January 16, 2015, and to file a motion to schedule the disposition of the remaining issues in the case. The motion is to clarify whether any issues other than the offset remain to be resolved.

On May 7, 2014, Judge Stewart issued an order for the parties to submit supplemental briefs as to the effect of Judge Nuffer’s summary judgment order on SecurityNational Mortgage’s motion for summary judgment in the Lehman Holdings case. The supplemental briefing is due by January 16, 2015. Judge Stewart also granted leave for SecurityNational Mortgage to file an additional motion for summary judgment in the Lehman Holdings case on the basis that the claims of Lehman Holdings are barred by the statute of limitations. The motion is also to be filed by January 16, 2015. The August 11, 2014 trial setting before Judge Stewart in the Lehman Holdings case was stricken without providing a new trial date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SECURITY NATIONAL FINANCIAL CORPORATION
(Registrant)

Date: January 5, 2015	By: /s/ Scott M. Quist
Scott M. Quist, Chairman, President and Chief Executive Officer